UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019 (December 31, 2018)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2018, Becky K. Haislip, our Chief Accounting Officer, notified the Company of her intention to resign as the principal accounting officer of At Home Group Inc. (the “Company”) to pursue a new professional opportunity, effective January 25, 2019. Ms. Haislip’s resignation is not the result of any disagreement with the Company.

Upon the effectiveness of Ms. Haislip’s resignation, Jeffrey R. Knudson, our Chief Financial Officer, will serve as the Company’s principal accounting officer in addition to continuing his role as our principal financial officer.

Mr. Knudson, age 44, has served as our Chief Financial Officer since September 28, 2018.  Prior to joining the Company, Mr. Knudson served as Senior Vice President, Finance and Retail Controller for CVS Health Corporation from January 2012 to September 2018. Prior to that, he served as Vice President of Finance and Accounting at CVS Caremark from July 2008 to December 2011, Director, Treasury/Mergers and Acquisitions at Limited Brands, Inc. from October 2006 to June 2008, and held various positions, including Director, Mergers and Acquisitions, at Express Scripts, Inc. from March 2001 to September 2006. Mr. Knudson began his career with PricewaterhouseCoopers LLP and holds a B.S.B.A. in Accountancy from the University of San Diego.

No new compensatory arrangements will be entered into with Mr. Knudson in connection with his appointment as our principal accounting officer.

Mr. Knudson was not appointed as our principal accounting officer pursuant to any arrangement or understanding with any other person. Mr. Knudson does not have any family relationships with any executive officer or director of the Company. Mr. Knudson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: January 7, 2019	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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